UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 6, 2017

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 6, 2017, Brewster Inc., Viad Corp’s wholly owned subsidiary, executed the First Amendment to Credit Agreement and Reaffirmation of Guaranties (the “First Amendment”) to its $38,000,000 revolving credit facility, dated as of December 28, 2016, with BMO Harris Bank N.A. (the “Credit Facility”). BMO Harris Bank N.A. is a lender under Viad’s existing $300,000,000 credit facility, (the “Viad Credit Facility”).

The First Amendment extends the Credit Facility’s termination date to December 28, 2018, and reduces the amount available under the Credit Facility to $20,000,000.

Other than in respect of the Credit Facility, the Viad Credit Facility, and an existing commercial banking relationship, Viad and its affiliates do not have any material relationships with BMO Harris Bank N.A. This description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Copy of First Amendment to Credit Agreement and Reaffirmation of Guaranties dated as of December 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

December 14, 2017	By:	/s/ Ellen M. Ingersoll
Ellen M. Ingersoll
Chief Financial Officer